                                                                   Exhibit 10.40


               SAILS MANDATORILY EXCHANGEABLE SECURITIES CONTRACT


                                   dated as of


                                 March 25, 1999




                                      among




                          SAFEGUARD SCIENTIFICS, INC.,


                     SAFEGUARD SCIENTIFICS (DELAWARE), INC.,


                        CREDIT SUISSE FINANCIAL PRODUCTS


                                       and


                          CSFP CAPITAL, INC., as Agent

                                TABLE OF CONTENTS


                                                                                 PAGE

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions ....................................................    1

                                    ARTICLE 2
                                SALE AND PURCHASE

SECTION 2.01.  Sale and Purchase ..............................................    5
SECTION 2.02.  Purchase Price .................................................    6
SECTION 2.03.  Payment for and Delivery of Contract Shares ....................    6
SECTION 2.04.  Cash Settlement Option .........................................    7

                                    ARTICLE 3
                             TERMINATION BY SELLERS

SECTION 3.01.  Termination by Seller ..........................................    7

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

SECTION 4.01.  Representations and Warranties of Seller .......................    8

                                    ARTICLE 5
                        CONDITIONS TO BUYER'S OBLIGATIONS

SECTION 5.01.  Conditions .....................................................    10

                                    ARTICLE 6
                                    COVENANTS

SECTION 6.01.  Taxes ..........................................................    11
SECTION 6.02.  Forward Contract ...............................................    12
SECTION 6.03.  Notices ........................................................    12
SECTION 6.04.  Further Assurances .............................................    12
SECTION 6.05.  Actions That Could Cause Either Seller to Become an Affiliate ..    13
SECTION 6.06.  Securities Contract ............................................    13
SECTION 6.07.  Sales of Common Stock ..........................................    13

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

                                    ARTICLE 7
                                   ADJUSTMENTS

SECTION 7.01.  Dilution Adjustments ...........................................    14
SECTION 7.02.  Reorganization Events ..........................................    15
SECTION 7.03.  Provisions Relating to Reorganization Events and Spin-Offs .....    16
SECTION 7.04.  Termination and Payment ........................................    16

                                    ARTICLE 8
                                  ACCELERATION

SECTION 8.01.  Acceleration ...................................................    17

                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.01.  Notices ........................................................    19
SECTION 9.02.  Governing Law; Submission to Jurisdiction; Severability;
               Waiver of Jury Trial ...........................................    19
SECTION 9.03.  Confidentiality ................................................    20
SECTION 9.04.  Entire Agreement ...............................................    20
SECTION 9.05.  Amendments, Waivers ............................................    20
SECTION 9.06.  No Third Party Rights, Successors and Assigns ..................    20
SECTION 9.07.  Calculation Agent ..............................................    21
SECTION 9.08.  Matters Related to CSFP Capital, Inc., as Agent ................    21
SECTION 9.09.  Joint and Several Liability ....................................    21
SECTION 9.10.  Counterparts ...................................................    21

               SAILS MANDATORILY EXCHANGEABLE SECURITIES CONTRACT


     THIS AGREEMENT is made as of this 25th day of March, 1999 among SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation ("PARENT"), SAFEGUARD SCIENTIFICS (DELAWARE), INC., a Delaware corporation ("SUBSIDIARY", each of Parent and Subsidiary, a "SELLER"), CSFP CAPITAL, INC., as agent (the "AGENT") hereunder, and CREDIT SUISSE FINANCIAL PRODUCTS ("BUYER").

     WHEREAS, Sellers own shares of common stock (the "COMMON STOCK") of Tellabs, Inc., a Delaware corporation (the "ISSUER"), or security entitlements in respect thereof;

     WHEREAS, Subsidiary has agreed, pursuant to the Pledge Agreement (as defined herein), to grant Buyer a security interest in certain shares of Common Stock to secure the obligations of Sellers hereunder;

     WHEREAS, Sellers and Buyer are willing to sell and purchase such shares of Common Stock, or security entitlements in respect thereof, at the time and on the terms set forth herein;

     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

     SECTION 1.01. Definitions. As used herein, the following words and phrases shall have the following meanings:

     "ACCELERATION AMOUNT" has the meaning provided in Section 8.01.

     "ACCELERATION AMOUNT NOTICE" has the meaning provided in Section 8.01.

     "ACCELERATION DATE" has the meaning provided in Section 8.01.

     "ACCELERATION EVENT" has the meaning provided in Section 8.01.

     "BANKRUPTCY CODE" has the meaning provided in Section 6.06.

     "BASE AMOUNT" has the meaning provided in Section 2.01.

     "BUSINESS DAY" means any day on which commercial banks are open for business in New York City.

     "CALCULATION AGENT" means Credit Suisse Financial Products.

     "CASH SETTLEMENT AMOUNT" means an amount of cash equal to the product of the Maturity Price and the number of shares of Common Stock (or security entitlements in respect thereof) required to be delivered (but for Section 2.04) pursuant to Section 2.03(b) on the Maturity Date.

     "CLOSING PRICE" of any security on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the Exchange on such date or, if such security is not listed on a national securities exchange or quoted on a national automated quotation system, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by the Calculation Agent in a commercially reasonable manner.

     "COLLATERAL AGENT" has the meaning provided in the Pledge Agreement.

     "CONTRACT SHARES" has the meaning provided in Section 2.03(b).

     "EXCHANGE" means, at any time, the principal national securities exchange or automated quotation system, if any, on which the Common Stock is listed or quoted at such time.

     "EXCHANGE BUSINESS DAY" means any day that is (or, but for the occurrence of a Market Disruption Event, would have been) a trading day on the Exchange, other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time.

     "EXCHANGE RATE" has the meaning provided in Section 2.03(c).

     "FREE STOCK" means Common Stock (or security entitlements in respect thereof) that is not subject to any Transfer Restrictions in the hands of either Seller immediately prior to delivery to Buyer hereunder and would not upon delivery to Buyer be subject to any Transfer Restrictions in the hands of Buyer.

     "ISSUE PRICE" has the meaning provided in Section 2.03(c).

     "LIEN" means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

     "MARKET DISRUPTION EVENT" means the occurrence or the existence on any Exchange Business Day during the one-half hour period ending at the close of trading on the relevant exchange of any suspension of or limitation in trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in listed options on the Common Stock, if any, if, in the determination of the Calculation Agent, such suspension or limitation is material.

     "MARKET VALUE" means, as of any date with respect to any share of Common Stock, the Closing Price per share of Common Stock for the Exchange Business Day prior to such date.

     "MARKETABLE SECURITIES" means shares of common stock of a Publicly-Traded Entity that are not subject to any Transfer Restrictions.

     "MATURITY DATE" means March 28, 2002.

     "MATURITY PRICE" means the average of the Closing Prices per share of the Common Stock on the 20 Trading Days beginning 30 Exchange Business Days immediately prior to the Maturity Date, provided that if there are not 20 Trading Days during the period beginning 30 Exchange Business Days immediately prior to the Maturity Date and ending on the Exchange Business Day immediately prior to the Maturity Date, the Maturity Price shall be the market value of the Common Stock during such period as determined by the Calculation Agent in its discretion in a commercially reasonable manner.

     "NEW COMMON STOCK" has the meaning provided in Section 7.01(c).

     "OPTIONAL TERMINATION DATE" has the meaning provided in Section 3.01.

     "ORIGINAL COMMON STOCK" has the meaning provided in Section 7.01(c).

     "PAYMENT DATE" has the meaning provided in Section 2.03(a).

     "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLEDGE AGREEMENT" means the SAILS Pledge Agreement dated as of the date hereof among Subsidiary, Buyer and the Collateral Agent, as amended from time to time.

     "PUBLICLY-TRADED ENTITY" means a surviving or continuing corporation of the Issuer (or any successor) following a Reorganization Event, or a corporation the capital stock of which is distributed in a Spin-Off, the common stock of which is traded on any national securities exchange or automatic interdealer quotation system in the United States; provided that, in the case of a Reorganization Event, the product of (i) the Closing Price of such surviving or continuing corporation's common stock on the Exchange Business Day immediately succeeding such Reorganization Event multiplied by (ii) the number of shares of such surviving or continuing corporations common stock held by non-affiliates of such corporation shall not be less than the product of (A) the Closing Price of the Common Stock on the Exchange Business Day immediately preceding such Reorganization Event and (B) the number of shares of Common Stock held by non-affiliates of the Issuer.

     "POTENTIAL ADJUSTMENT EVENT" has the meaning provided in Section 7.01.

     "PURCHASE PRICE" has the meaning provided in Section 2.02.

     "REORGANIZATION EVENT" has the meaning provided in Section 7.02.

     "REPLACEMENT VALUE" has the meaning provided in Section 8.01.

     "RESTRICTION TERMINATION DATE" means the earliest of (i) August 3, 1999, and (ii) if this Agreement shall terminate pursuant to Section 7.02, or if an Acceleration Date shall occur pursuant to Article 8, the date that Buyer, in its discretion, notifies Seller in writing that sales of Common Stock (and security entitlements in respect thereof) are permissible.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SPIN-OFF" has the meaning provided in Section 7.01.

     "TERMINATION AMOUNT NOTICE" has the meaning provided in Section 7.04.

     "TERMINATION DATE" means, with respect to any Reorganization Event, the closing date of such Reorganization Event.

     "THRESHOLD PRICE" has the meaning provided in Section 2.03(c).

     "TRADING DAY" is defined as any Exchange Business Day on which there is not a Market Disruption Event.

     "TRANSFER RESTRICTION" means, with respect to any share of Common Stock (or security entitlements in respect thereof) or other item of collateral pledged under the Pledge Agreement, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such share of Common Stock (or security entitlements in respect thereof) or other item of collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such share of Common Stock (or security entitlements in respect thereof) or other item of collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such share of Common Stock (or security entitlements in respect thereof) or other item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such share of Common Stock (or security entitlements in respect thereof) or other item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such share of Common Stock (or security entitlements in respect thereof) or other item of collateral and (iv) any registration or qualification requirement or prospectus delivery requirement for such share of Common Stock (or security entitlements in respect thereof) or other item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising as a result of Rule 144 or Rule 145 under the Securities Act); provided that the required delivery of any assignment, instruction or entitlement order from the seller, pledgor, assignor or transferor of such share of Common Stock (or security entitlements in respect thereof) or other item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a "TRANSFER RESTRICTION".



                                    ARTICLE 2

                                SALE AND PURCHASE

     SECTION 2.01. Sale and Purchase. Upon the terms and subject to the conditions of this Agreement, Sellers jointly and severally agree to sell to Buyer, and Buyer agrees to purchase and acquire from Sellers, the number of shares of Common Stock (or security entitlements in respect thereof) equal to the product of 1,000,000 (subject to reduction as provided in Section 3.01, the "BASE AMOUNT") and the Exchange Rate.

     SECTION 2.02. Purchase Price. The purchase price (the "PURCHASE PRICE") shall be $71,205,076.20 in cash.

     SECTION 2.03. Payment for and Delivery of Contract Shares. (a) Upon the terms and subject to the conditions of this Agreement, Buyer shall deliver to Subsidiary the Purchase Price on March 30, 1999 (the "PAYMENT DATE") at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by Buyer and Sellers, paid by certified or official bank check or checks duly endorsed to, or payable to the order of, Subsidiary, or in immediately available funds by wire transfer to an account designated by Subsidiary.

     (b) On the Maturity Date, Sellers agree, subject to Section 2.04, to deliver to Buyer a number of shares of Free Stock (the "CONTRACT SHARES") equal to the product of (A) the Base Amount and (B) the Exchange Rate, rounded down to the nearest whole number, and cash in an amount equal to the value (based on the Maturity Price) of any fractional share not delivered as a result of such rounding. If (x) by 10:00 A.M., New York City time on the Maturity Date, Sellers have not otherwise effected such delivery of Common Stock (or security entitlements in respect thereof) or delivered cash in lieu thereof pursuant to
Section 2.04 and (y) the Common Stock and security entitlements in respect thereof then held by the Collateral Agent as collateral under the Pledge Agreement is Free Stock, then (i) Sellers shall be deemed not to have elected to deliver cash in lieu of shares of Free Stock pursuant to Section 2.04 (notwithstanding any notice by either Seller to the contrary) and (ii) the delivery provided by this Section 2.03(b) shall be effected by delivery by the Collateral Agent to Buyer of a number of shares of Free Stock then held by the Collateral Agent as collateral under the Pledge Agreement equal to the number thereof required to be delivered by Sellers to Buyer pursuant to this Section 2.03(b); provided that, notwithstanding the foregoing and without limiting the generality of Section 8.01, if Sellers give notice of their election to deliver cash in lieu of shares of Free Stock on the Maturity Date pursuant to Section 2.04 and fails to deliver the Cash Settlement Amount on the Maturity Date as provided in
Section 2.04, Sellers shall be in breach of this Agreement and shall be liable to Buyer for any losses incurred by Buyer or its affiliates as a result of such breach, including without limitation losses incurred in connection with any decrease in the Closing Price of the Common Stock subsequent to the fifth Exchange Business Day immediately preceding the Maturity Date.

     (c) The "EXCHANGE RATE" shall be determined by the Calculation Agent in accordance with the following formula, and is subject to adjustment as a result of certain events as provided in Article 7 and as provided in Section 6(i) of the Pledge Agreement: (i) if the Maturity Price is less than the Threshold Price but greater than $90.5917 (the "ISSUE PRICE"), the Exchange Rate shall be a ratio (rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th) equal to the Issue Price divided by the Maturity Price, (ii) if the Maturity Price is equal to or greater than the Threshold Price, the Exchange Rate shall be a ratio (rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th) equal to the Issue Price divided by the Threshold Price and (iii) if the Maturity Price is equal to or less than the Issue Price, the Exchange Rate shall be one (1). "THRESHOLD PRICE" means $111.4278, provided that if for any period during the term of this Agreement a Rehypothecation Unavailability (as defined in the Pledge Agreement) shall not have occurred or shall not be continuing, then the Threshold Price shall be increased by an amount equal to the product of $1.8118 and a fraction, the numerator of which shall equal the number of days during the term of this Agreement on which a Rehypothecation Unavailability shall not have occurred or shall not be continuing and the denominator of which shall equal 1084.

     SECTION 2.04. Cash Settlement Option. Sellers may, upon written notice delivered to Buyer at least 35 Exchange Business Days prior to the Maturity Date, elect to deliver the Cash Settlement Amount to Buyer on the Maturity Date by wire transfer of immediately available funds to an account designated by Buyer, in lieu of the shares of Common Stock (or security entitlements in respect thereof) to be delivered on the Maturity Date pursuant to Section 2.03(b).



                                    ARTICLE 3

                             TERMINATION BY SELLERS

     SECTION 3.01. Termination by Seller. Sellers may terminate this Agreement in whole or in part upon 35 Exchange Business Days' prior written notice to Buyer (the termination date specified in such notice, the "OPTIONAL TERMINATION DATE"). If Sellers terminate this Agreement in whole, Sellers shall make a cash payment, by wire transfer of immediately available funds to an account designated by Buyer, to Buyer on the Optional Termination Date in an amount equal to the Replacement Value (calculated in the manner set forth in Section 8.01 as if the Optional Termination Date were the Acceleration Date). If Sellers terminate this Agreement in part, Sellers shall specify the number of shares of Common Stock with respect to which this Agreement is to be terminated and (i) Sellers shall make a cash payment, by wire transfer of immediately available funds to an account designated by Buyer, to Buyer on the Optional Termination Date in an amount equal to the Replacement Value (calculated in the manner set forth in Section 8.01 as if the Optional Termination Date were the Acceleration Date, provided that for purposes of such calculation, the Base Amount shall be deemed to be such number of shares of Common Stock with respect to which this Agreement is to be terminated) and (ii) the Base Amount shall be reduced by such number of shares of Common Stock with respect to which this Agreement is to be terminated.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     SECTION 4.01. Representations and Warranties of Seller. Each Seller represents and warrants to Buyer that:

          (a) Such Seller is a corporation duly organized and existing in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted.

          (b) The execution and delivery of this Agreement and (in the case of Subsidiary) the Pledge Agreement and the performance by such Seller of its obligations hereunder and thereunder do not violate or conflict with any law applicable to it, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

          (c) All government and other consents that are required to have been obtained by it with respect to this Agreement or (in the case of Subsidiary) the Pledge Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

          (d) It has the requisite corporate power and authority to enter into and perform this Agreement and (in the case of Subsidiary) the Pledge Agreement and to deliver the Contract Shares in accordance with the terms hereof. The execution and delivery of this Agreement and (in the case of Subsidiary) the Pledge Agreement by Seller and the consummation by such Seller of the transactions contemplated hereby and thereby (including the delivery by Sellers of the Contract Shares) have been duly authorized by all necessary corporate action. This Agreement and (in the case of Subsidiary) the Pledge Agreement have been duly executed and delivered by such Seller. Its obligations under this Agreement and (in the case of Subsidiary) the Pledge Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

          (e) No Acceleration Event or event that, with the giving of notice or the lapse of time or both, would constitute an Acceleration Event has occurred and is continuing and no such event would occur as a result of its entering into or performing its obligations under this Agreement or (in the case of Subsidiary) the Pledge Agreement.

          (f) There is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or (in the case of Subsidiary) the Pledge Agreement or its ability to perform its obligations under this Agreement or (in the case of Subsidiary) the Pledge Agreement.

          (g) It is acting for its own account, and has made its own independent decision to enter into this Agreement and (in the case of Subsidiary) the Pledge Agreement and as to whether this Agreement and the Pledge Agreement are appropriate or proper for it based upon its own judgment and upon advice of such advisors as it deems necessary. It acknowledges and agrees that it is not relying, and has not relied, upon any communication (written or oral) of Buyer or any affiliate, employee or agent of Buyer with respect to the legal, accounting, tax or other implications of this Agreement and (in the case of Subsidiary) the Pledge Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement or (in the case of Subsidiary) the Pledge Agreement shall not be considered investment advice or a recommendation to enter into this Agreement or (in the case of Subsidiary) the Pledge Agreement. It is entering into this Agreement and (in the case of Subsidiary) the Pledge Agreement with a full understanding of all of the terms and risks hereof and thereof (economic and otherwise) and is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks. It is also capable of assuming (financially and otherwise), and assumes, those risks. It acknowledges that neither Buyer nor any affiliate, employee or agent of Buyer is acting as a fiduciary for or an advisor to it in respect of this Agreement or (in the case of Subsidiary) the Pledge Agreement.

          (h) It is not an "affiliate", within the meaning of Rule 144 under the Securities Act, of the Issuer. From the date three months prior to the date hereof until the Restriction Termination Date, Seller has not, without the written consent of Buyer, sold any shares of Common Stock (or security entitlements in respect thereof) or hedged (through swaps, options, short sales or otherwise) any long position in the Common Stock (or security entitlements in respect thereof), other than sales or hedges that would not, if aggregated with sales of a number of shares of Common Stock equal to the Base Amount, exceed the volume limits set forth in Rule 144(e) under the Securities Act for any three month period. Seller does not know or have any reason to believe that the Company has not complied with the reporting requirements contained in Rule 144(c)(1) under the Securities Act.

          (i) Delivery of shares of Common Stock (or security entitlements in respect thereof) by it pursuant to Section 2.03(b) or Section 8.01 will pass to Buyer title to such shares (or security entitlements) free and clear of any Liens or Transfer Restrictions, except for those created pursuant to the Pledge Agreement.

          (j) It has a valid business purpose for entering into this Agreement, and the transaction contemplated hereby is consistent with its overall investment strategy.

                                    ARTICLE 5

                        CONDITIONS TO BUYER'S OBLIGATIONS

     SECTION 5.01. Conditions. The obligation of Buyer to deliver the Purchase Price on the Payment Date is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of each Seller contained in
     Article 4 and in the Pledge Agreement shall be true and correct as of the Payment Date.

          (b) The Pledge Agreement shall have been executed by the parties thereto, and Subsidiary shall have delivered to the Collateral Agent in accordance therewith the collateral required to be delivered pursuant to
     Section 1(b) thereof.

          (c) Sellers shall have performed all of the covenants and obligations to be performed by them hereunder and (in the case of Subsidiary) under the Pledge Agreement on or prior to the Payment Date.

          (d) There shall not have occurred, in the reasonable determination of Buyer, any material decrease in the public float or daily trading volume of the Common Stock.

          (e) Sellers shall have delivered to Buyer on or prior to the Payment Date an opinion of counsel acceptable to Buyer to the effect set forth in Annex A.



                                    ARTICLE 6

                                    COVENANTS

     SECTION 6.01. Taxes. Sellers shall pay any and all documentary, stamp, transfer or similar taxes and charges that may be payable in respect of the entry into this Agreement and the transfer and delivery of any Common Stock (or security entitlements in respect thereof) pursuant hereto. Sellers further agree to make all payments in respect of this Agreement free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, fines, penalties, assessments or other governmental charges of whatsoever nature (or interest on any taxes, duties, fines, penalties, assessments or other governmental charges of whatsoever nature) imposed, levied, collected, withheld or assessed by, within or on behalf of (a) the United States or any political subdivision or governmental authority thereof or therein having power to tax or (b) any jurisdiction from or through which payment on the Agreement is made by the either Seller, or any political subdivision or governmental authority thereof or therein having power to tax. In the event such withholding or deduction is imposed, Sellers jointly and severally agree to indemnify the Buyer for the full amount of such withholding or deduction, as well as any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

     SECTION 6.02. Forward Contract. Each Seller hereby agrees that: (i) it will not treat this Agreement, any portion of this Agreement, or any obligation hereunder as giving rise to any interest income or other inclusions of ordinary income; (ii) it will not treat the delivery of any portion of the shares of Common Stock (or security entitlements in respect thereof) or cash to be delivered pursuant to this Agreement as the payment of interest or ordinary income; (iii) it will treat this Agreement in its entirety as a forward contract for the delivery of such shares of Common Stock (or security entitlements in respect thereof) or cash; and (iv) it will not take any action (including filing any tax return or form or taking any position in any tax proceeding) that is inconsistent with the obligations contained in (i) through (iii). Notwithstanding the preceding sentence, either Seller may take any action or position required by law, provided that such Seller deliver to Buyer an unqualified opinion of counsel, nationally recognized as expert in Federal tax matters and acceptable to Buyer, to the effect that such action or position is required by a statutory change or a Treasury regulation or applicable court decision published after the date of this Agreement.

     SECTION 6.03. Notices. Each Seller will cause to be delivered to Buyer:

          (a) Immediately upon the occurrence of any Acceleration Event hereunder, notice of such occurrence; and

          (b) In case at any time prior to the Maturity Date such Seller or any officer of such Seller receives notice that any event requiring that an adjustment be calculated pursuant to Article 7 hereof shall have occurred or be pending, then such Seller shall promptly cause to be delivered to Buyer a notice identifying such event and stating, if known to such Seller, the date on which such event occurred or is to occur and, if applicable, the record date relating to such event. Such Seller shall cause further notices to be delivered to Buyer if such Seller or any officer of such Seller shall subsequently receive notice of any further or revised information regarding the terms or timing of such event or any record date relating thereto.

     SECTION 6.04. Further Assurances. From time to time from and after the date hereof through the Maturity Date, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including (i) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.

     SECTION 6.05. Actions That Could Cause Either Seller to Become an Affiliate. Each Seller shall notify Buyer immediately of its intention to (i) purchase Common Stock (or security entitlements in respect thereof) or any other equity security of the Issuer in an amount that would cause such Seller to become the beneficial owner, directly or indirectly, of more than three percent of the outstanding shares of any equity security of the Issuer, (ii) accept a position as an officer or director of the Company, (iii) take any action that would cause such Seller to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Issuer, whether by ownership of voting securities, by contract or otherwise, or (iv) take any other action that could reasonably be expected to result in such Seller becoming an "affiliate," within the meaning of Rule 144 under the Securities Act, of the Issuer. Each Seller shall not take any such action unless a period of fifteen Business Days shall have elapsed after receipt of such notice by Buyer and Buyer shall not have objected in writing to such action during such period.

     SECTION 6.06. Securities Contract. The parties hereto recognize that the Collateral Agent is a "financial institution" within the meaning of Section 101(22) of Title 11 of the United States Code (the "BANKRUPTCY CODE") and is acting as agent and custodian for Buyer in connection with this Agreement and that Buyer is a "customer" of the Collateral Agent within the meaning of said
Section 101(22). The parties hereto further recognize that this Agreement is a "securities contract," as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of Section 555 of the Bankruptcy Code.

     SECTION 6.07. Sales of Common Stock. Seller agrees that it shall not, without the prior written consent of Buyer, sell any shares of Common Stock (or security entitlements in respect thereof) or hedge (through swaps, options, short sales or otherwise) any long position in the Common Stock (or security entitlements in respect thereof), other than sales or hedges that would not, if aggregated with sales of a number of shares of Common Stock equal to the Base Amount, exceed the volume limits set forth in Rule 144(e) under the Securities Act for any three month period, until the Restriction Termination Date.

                                    ARTICLE 7

                                   ADJUSTMENTS

     SECTION 7.01. Dilution Adjustments. (a) Following the declaration by the Issuer of the terms of any Potential Adjustment Event occurring prior to the Maturity Date, the

Calculation Agent will determine whether such Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of the Common Stock and, if so, will (i) make the corresponding adjustment, if any, to any one or more of the Base Amount, the Exchange Rate, the Threshold Price, the Issue Price, the Maturity Price, the Cash Settlement Amount, any Closing Price and any other variable relevant to the exercise, settlement or payment terms hereof or of the Pledge Agreement as the Calculation Agent determines appropriate to account for that diluting or concentrative effect and (ii) determine the effective date of the adjustment. The Calculation Agent may (but need not) determine the appropriate adjustment by reference to the adjustment in respect of such Potential Adjustment Event made by an options exchange to options on the Common Stock traded on that options exchange.

     (b) For these purposes, "POTENTIAL ADJUSTMENT EVENT" means any of the following:

          (i) a subdivision, consolidation or reclassification of shares of Common Stock (which does not constitute a Reorganization Event), or a free distribution or dividend of any shares of Common Stock to existing holders of Common Stock by way of bonus, capitalization or similar issue;

          (ii) a distribution or dividend to existing holders of Common Stock of
     (A) shares of Common Stock, or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Company equally or proportionately with such payments to holders of Common Stock, or (C) other types of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the Calculation Agent;

          (iii) a cash dividend;

          (iv) a call by the Issuer in respect of shares of Common Stock that are not fully paid;

          (v) a repurchase by the Issuer of shares of Common Stock, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise; or

          (vi) any other similar event that may have a diluting or concentrative effect on the theoretical value of the Common Stock.

     Without limiting the foregoing, the parties acknowledge that the Calculation Agent will make adjustments to the Base Amount, the Threshold Price, the Issue Price and any other variable relevant to the exercise, settlement or payment terms hereof or of the Pledge Agreement as the Calculation Agent determines appropriate to account for the value of all cash dividends (ordinary or extraordinary) with respect to the Common Stock.

     (c) Notwithstanding the foregoing, in the event of a distribution of shares of capital stock of a subsidiary of the Issuer that is a Publicly-Traded Entity (a "SPIN-OFF") made to holders of shares of Common Stock, the Exchange Rate in effect immediately prior to such Spin-Off shall be adjusted so that Buyer shall thereafter be entitled to receive, on the Maturity Date, in addition to the number of shares of Common Stock required to be delivered on the Maturity Date, the number of shares of common stock of such Publicly-Traded Entity that Buyer would have owned or been entitled to receive immediately following such Spin-Off had the shares of Common Stock required to be delivered to Buyer hereunder on the Maturity Date been delivered immediately prior to such Spin-Off. Following a Spin-Off, "Original Common Stock" shall mean the common stock of the Issuer and "New Common Stock" shall mean the common equity securities of the Publicly-Traded Entity resulting from such Spin-Off.

     SECTION 7.02. Reorganization Events. In the event of (i) any consolidation or merger of the Issuer with or into another entity (other than a merger or consolidation in which the Issuer is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Issuer or another corporation), (ii) any sale, transfer, lease or conveyance of the property of the Issuer as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Issuer with another corporation (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Issuer (any such event, a "REORGANIZATION EVENT"), then (A) if the surviving or continuing corporation is a Publicly-Traded Entity, the Exchange Rate in effect immediately prior to such Reorganization Event shall be adjusted so that Buyer shall thereafter be entitled to receive, on the Maturity Date, the number of shares of common stock of the Publicly-Traded Entity that Buyer would have owned or been entitled to receive immediately following such Reorganization Event had the shares of Common Stock required to be delivered to Buyer hereunder on the Maturity Date been delivered immediately prior to such Reorganization Event or (B) if the surviving or continuing corporation is not a Publicly-Traded Entity, this Agreement shall terminate and Sellers shall make a payment or delivery to Buyer as provided in Section 7.04.

     SECTION 7.03. Provisions Relating to Reorganization Events and Spin-Offs. If a Reorganization Event occurs and clause (B) of Section 7.02 does not apply, the surviving or continuing corporation shall be deemed to be the "Issuer" and the common equity securities of such corporation shall be deemed to be the "Common Stock". If a Spin-Off occurs, the Issuer and the Publicly-Traded Entity resulting from the Spin-Off shall each be deemed to be the "Issuer" and the Original Common Stock and the New Common Stock shall each be deemed to be the "Common Stock". Following any Spin-Off, the Calculation Agent shall calculate further adjustments pursuant to this Article 7 by applying the methodology set forth in this Article 7 to both the Original Common Stock and the New Common Stock.

     SECTION 7.04. Termination and Payment. Following termination of this Agreement as a result of any Reorganization Event, the Calculation Agent shall determine the Replacement Value in the manner provided in Section 8.01 (calculated, for purposes of this Section 7.04, as if the Termination Date were the Acceleration Date, and representing the fair replacement value (including both intrinsic and time value) to Buyer of an agreement with terms that would preserve for Buyer the economic equivalent of the payments and deliveries that Buyer and its affiliates would, but for the occurrence of the Reorganization Event, have been entitled to receive after the Termination Date hereunder). As promptly as reasonably practicable after calculation of the Replacement Value, the Calculation Agent shall deliver to Buyer and Sellers a notice (the "TERMINATION AMOUNT NOTICE") specifying the Replacement Value. Not later than three Business Days following delivery of a Termination Amount Notice, Sellers shall make a cash payment, by wire transfer of immediately available funds to an account designated by Buyer, to Buyer in an amount equal to the Replacement Value. Notwithstanding the foregoing, to the extent that any Marketable Securities are received by holders of Common Stock in such Reorganization Event, then in lieu of delivering cash as provided in the immediately preceding sentence, Sellers may deliver Marketable Securities with an equal value (as determine by the Calculation Agent in its discretion in a commercially reasonable manner).



                                    ARTICLE 8

                                  ACCELERATION

     SECTION 8.01. Acceleration. If one or more of the following events (each an "ACCELERATION EVENT") shall occur:

          (a) any legal proceeding shall have been instituted or any other event shall have occurred or condition shall exist that in Buyer's reasonable judgment could have a material adverse effect on the financial condition of either Seller or on either Seller's ability to perform such Seller's obligations hereunder, or that provides a reasonable basis to call into question the validity or binding effect of any agreement of such Seller hereunder or under the Pledge Agreement;

          (b) such Seller makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for such Seller or any substantial part of such Seller's property, commences any proceeding relating to such Seller under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against or with respect to such Seller or any substantial portion of Seller's property any such proceeding and an order for relief is issued or such proceeding remains undismissed for a period of 30 days;

          (c) at any time, any representation made or repeated or deemed to have been made or repeated by either Seller under this Agreement or the Pledge Agreement or any certificate delivered pursuant hereto or thereto would be incorrect or misleading if made or repeated as of such time in any respect that, in the reasonable judgment of Buyer, would have a material adverse effect on Buyer in respect of the transactions contemplated hereby;

          (d) Sellers fail to deliver shares of Common Stock (or security entitlements in respect thereof) or cash on the Maturity Date as required by this Agreement;

          (e) such Seller fails to fulfill or discharge when due any of its other obligations, covenants or agreements under or relating to this Agreement or the Pledge Agreement (other than the obligation referred to in Section 8.01(d)), and such failure remains unremedied for 30 days following notice from Buyer;

          (f) due to the adoption of, or any change in, any applicable law after the date hereof, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after the date hereof, it becomes unlawful for either Seller to perform any absolute or contingent obligation to make payment or delivery hereunder or to comply with any other material provision of this Agreement or the Pledge Agreement;

          (g) in the reasonable judgement of the Calculation Agent, Buyer is unable to hedge Buyer's exposure to this Agreement in the ordinary course of Buyer's business through share borrowing arrangements because of the lack of sufficient shares of Common Stock being made available by lenders (it being understood that, at any time at which a Rehypothecation Unavailability (as defined in the Pledge Agreement) shall not have occurred and be continuing, there shall be deemed to be sufficient shares of Common Stock being made available by lenders);

          (h) there occurs a default under any indebtedness for money borrowed by either Seller or its subsidiaries (except CompuCom Systems, Inc. and Tangram Enterprise Solutions, Inc.), whether such indebtedness now exists or shall hereafter be created, which indebtedness, individually or in the aggregate, is in excess of $10,000,000 principal amount, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace or cure period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable;

          (i) a Collateral Event of Default within the meaning of the Pledge Agreement shall occur;

then, upon notice to Sellers from Buyer at any time following an Acceleration Event, an "ACCELERATION DATE" shall occur, and Sellers shall become obligated to deliver to Buyer immediately upon receipt of the Acceleration Amount Notice a number of shares of Free Stock equal to the Acceleration Amount; provided that if the Collateral Agent proceeds to realize upon any collateral pledged under the Pledge Agreement and to apply the proceeds of such realization as provided in paragraph second of Section 8(d) thereof, then, to the extent of such application of proceeds, Sellers' obligation to deliver Free Stock pursuant to this paragraph shall be deemed to be an obligation to deliver an amount of cash equal to the aggregate Market Value of such Free Stock on the Acceleration Date. The "ACCELERATION AMOUNT" means the quotient obtained by dividing: (i) the Replacement Value by (ii) the Market Value per share of the Common Stock on the Acceleration Date, provided that the Acceleration Amount shall not be greater than the Base Amount.

     The "REPLACEMENT VALUE" means an amount determined by the Calculation Agent representing the fair replacement value (including both intrinsic and time value) to Buyer of an agreement with terms that would preserve for Buyer the economic equivalent of the payments and deliveries that Buyer and its affiliates would, but for the occurrence of the Acceleration Date, have been entitled to receive after the Acceleration Date hereunder (taking into account any adjustments pursuant to Section 7.01 or pursuant to Section 6(i) of the Pledge Agreement that may have been calculated on or prior to the Acceleration Date), including any loss of bargain, cost of funding or, without duplication, loss or cost incurred as a result of Buyer terminating, liquidating, obtaining or reestablishing any hedge or related trading position.

     As promptly as reasonably practicable after calculation of the Replacement Value, the Calculation Agent shall deliver to either Seller and Buyer a notice (the "ACCELERATION AMOUNT NOTICE") specifying the Acceleration Amount of shares of Common Stock (or security entitlements in respect thereof) required to be delivered by Sellers.



                                    ARTICLE 9

                                  MISCELLANEOUS

     SECTION 9.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication. Notices to Buyer shall be directed to it care of CSFP Capital, Inc., Eleven Madison Avenue, New York, New York 10010, Telecopy No. (212) 325-8175, Attention: Ricardo Harewood; notices to Sellers shall be directed to Parent at 800 the Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087 , Telecopy No. (610) 293-0601,
Attention: Chief Financial Officer.

     SECTION 9.02. Governing Law; Submission to Jurisdiction; Severability; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine and each party hereto submits to the jurisdiction of the Courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City.

     (b) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

     (c) EACH SELLER AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.03. Confidentiality. Except as required by law or judicial or administrative process, or as requested by a regulatory authority or self-regulatory organization, each party hereto agrees to keep this Agreement and the Pledge Agreement and the transactions contemplated hereby and thereby confidential. In the event disclosure is permitted pursuant to the preceding sentence, the disclosing party shall (i) provide prior notice of such disclosure to the other party, (ii) use its best efforts to minimize the extent of such disclosure and (iii) comply with all reasonably requests of the other party to minimize the extent of such disclosure. This Section 9.03 shall not prevent either Seller or Buyer from disclosing information as necessary to third-party advisors in connection with the transactions contemplated hereby or in the Pledge Agreement; provided that such Seller or Buyer, as the case may be, shall cause such advisors comply with the provisions of this Section 9.03 as if a party hereto.

     SECTION 9.04. Entire Agreement. Except as expressly set forth herein, this Agreement constitutes the entire agreement and understanding among the parties with respect to its subject matter hereof and supersedes all oral communications and prior writings with respect thereto.

     SECTION 9.05. Amendments, Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Sellers or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.06. No Third Party Rights, Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than Sellers, Buyer and their respective successors and assigns and no other person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of each Seller and Buyer shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Buyer and its successors and assigns. The rights and duties under this Agreement may not be assigned or transferred by any party hereto without the prior written consent of the other parties hereto; provided that Buyer may assign any of its rights or duties hereunder to any of its affiliates without the prior written consent of Seller.

     SECTION 9.07. Calculation Agent. The determinations and calculations of the Calculation Agent shall be binding in the absence of manifest error. The Calculation Agent will have no responsibility for good faith errors or omissions in the determination of any Closing Price, the Maturity Price, the Exchange Rate, the Cash Settlement Amount or any other amount as provided herein.

     SECTION 9.08. Matters Related to CSFP Capital, Inc., as Agent. (a) CSFP Capital, Inc. shall act as "agent" for Buyer and Sellers within the meaning of Rule 15a-6 under the Securities Exchange Act of 1934.

     (b) The Agent is not a principal to this Agreement and shall have no responsibility or liability (including, without limitation, by way of guarantee, endorsement or otherwise) to Buyer or either Seller in respect of this Agreement, including, without limitation, in respect of the failure of Buyer or either Seller to pay or perform under this Agreement.

     (c) Each of Buyer and each Seller agrees to proceed solely against the other to collect or recover any securities or money owing to it in connection with or as a result of this Agreement. The Agent shall otherwise have no liability in respect of this Agreement, except for its gross negligence or willful misconduct in performing its duties as Agent hereunder.

     (d) As a broker-dealer registered with the Securities and Exchange Commission, CSFP Capital, Inc., in its capacity as Agent, will be responsible for (i) effecting the transaction contemplated in this Agreement, (ii) issuing all required notices, confirmations and statements to Buyer and Sellers and
(iii) maintaining books and records relating to this Agreement.

     SECTION 9.09. Joint and Several Liability. Sellers' obligations hereunder shall be joint and several.

     SECTION 9.10. Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.



                                       SELLER:

                                       SAFEGUARD SCIENTIFICS, INC.

                      By: /s/ Michael W. Miles
                         ------------------------------------------
                         Name:  Michael W. Miles
                         Title: Senior Vice President

                      SELLER:

                      SAFEGUARD SCIENTIFICS
                       (DELAWARE), INC.


                      By: /s/ Michael W. Miles
                         ------------------------------------------
                         Name:  Michael W. Miles
                         Title: Vice President

                      BUYER:

                      CREDIT SUISSE FINANCIAL
                      PRODUCTS


                      By: /s/ Edmond Curtin
                         ------------------------------------------
                         Name:  Edmond Curtin
                         Title: Director - Legal and Compliance Department


                      By: /s/ Therese Cochrane
                         ------------------------------------------
                         Name:  Therese Cochrane
                         Title: Director - Legal and Compliance Department

                                            AGENT:

                                            CSFP CAPITAL, INC.


                                            By: /s/ Manuel J. Alvarez
                                                ----------------------------
                                                Name:  Manuel J. Alvarez
                                                Title: Director